INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-3768, 333-31613, and 333-22331 of Fidelity Financial of Ohio, Inc. on Form S-8 of our report dated February 10, 1999 appearing in this Annual Report on Form 10-K of Fidelity Financial of Ohio, Inc. for the year ended December 31, 1998.




/s/ GRANT THORNTON LLP


Cincinnati, Ohio
March 29, 1999